UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2008 (June 9, 2008)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K of Teton Energy Corporation (“Teton” or the “Company”), and the documents incorporated by reference, contain both historical and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. All statements, other than statements of historical fact, are or may be forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts, and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that may cause our actual results, performance, or achievements to be different from any future results, performance and achievements expressed or implied by these statements. The following important risks and uncertainties could affect our future results, causing those results to differ materially from those expressed in our forward-looking statements:
•	General economic and political conditions, including governmental energy policies, tax rates or policies and inflation rates;

•	The market price of, and demand for, oil and natural gas;

•	Our ability to service current and future indebtedness;

•	Our success in completing development and exploration activities;

•	Reliance on outside operating companies for drilling and development of our oil and gas properties;

•	Expansion and other development trends of the oil and gas industry;

•	Acquisitions and other business opportunities that may be presented to and pursued by us;

•	Our ability to integrate our acquisitions into our company structure; and

•	Changes in laws and regulations.
These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors, including unknown or unpredictable ones could also have material adverse effects on our future results.
The forward-looking statements included in this Current Report are made only as of the date set forth on the front of the document. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect new information, subsequent events, changed circumstances, or otherwise.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Securities Purchase Agreement
On June 9, 2008, Teton Energy Corporation (the “Company”) entered into a Securities Purchase Agreement with certain investors for the sale of $40 million in 10.75% Secured Convertible Debentures (the “Debentures”).
The Debentures are due on June 17, 2013 and are convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a price of $6.50 per shares. The Debentures contain a no call provision for the first two years of the five year term and a provisional call thereafter if the price of the underlying Common Stock exceeds 50% of the conversion price or $9.75 for any 20 trading days in a 30-trading day period. If investors convert into the Common Stock or if the Debentures are called by the Company before the three-year anniversary of the original issuance date, the holders of the Debentures are entitled to a payment in an amount equal to all interest that would have accrued if the principal amount subject to such conversion had remained outstanding through such three-year anniversary. The investors have a 90-day put option whereby they may elect to reduce their investment in the Debentures by a total of 25% of the face amount at the original purchase price. The Debentures are secured by a second lien on all assets in which the Company’s senior lender maintains a lien.
Registration Rights Agreement
On June 9, 2008, in connection with the with the placement of the Debentures, the Company entered into a Registration Rights Agreement (the “Rights Agreement”) with the investors, pursuant to which the Company granted certain registration rights in connection with the both the Debentures as well as the underlying Common Stock. Pursuant to the Rights Agreement, the Company agreed to use commercially reasonable efforts to prepare and file with the Securities Exchange Commission (the “SEC”) as soon as practicable, but in no event later than 60 days from the Closing Date, a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) to enable the resale by the holders of the Debentures and shares of Common Stock underlying the Debentures (the “Registrable Securities”). The Company also agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act no later than 90 days from the Closing Date (or 120 days in the event of a full review by the SEC), and to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144. In addition the Company has agreed to take all steps necessary for the Debentures to be DTC-eligible and to qualify for trading on the PORTAL market. In so doing, the Company has agreed to exchange the Debentures for new debentures qualifying for an indenture under the Trust Indenture Act of 1939 as part of the DTC-eligibility process.
Intercreditor and Subordination Agreement
On June 9, 2008, in connection with the placement of the Debentures, Teton entered into an Intercreditor and Subordination Agreement (the “Intercreditor Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and the representative for the subordinated holders (the “Representative”). Pursuant to the Intercreditor Agreement, liens of the Debenture holders on the Company’s assets will be subordinated to the liens of JPMorgan Chase on the Company’s assets.
The foregoing summaries of the Securities Purchase Agreement, Registration Rights Agreement, and Intercreditor and Subordination Agreement and of the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents .

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
On June 9, 2008, the Company entered into definitive agreements with certain investors for the private placement (the “Private Placement”) of $40 million in 10.75% Secured Convertible Debentures (the “Debentures”) due June 17, 2013. The Private Placement is expected to close on or about June 17, 2008, subject to customary closing conditions. When issued at the closing, the Debentures will accrue interest at the rate of 10.75% per year, payable semi-annually in arrears. In addition, the Debentures will be convertible into shares of the Common Stock at a price of $6.50 per share. If investors convert into the Common Stock or if the Debentures are called by the Company before the three-year anniversary of the original issuance date, the holders of the Debentures will be entitled to a payment in an amount equal to all interest that would have accrued if the principal amount subject to such conversion had remained outstanding through such three-year anniversary (the “Interest Make Whole”). The Company may, at its option, pay the Interest Make Whole amount in cash or shares of Common Stock. The value of the Common Stock will be determined based on ninety-percent (90%) of the lower of (i) the volume weighted average price (the “VWAP”) for the Common Stock for the ten (10) trading days immediately prior to the date the payment is due; and the closing price of the Common Stock on the date immediately preceding the conversion date; provided, however, that the Company may not issue Common Stock at a price below the $5.47, which was the closing price of the Common Stock on June 6, 2008. The Debentures also provide for customary dividend protection and anti-dilution protection in the event of, among other things, stock splits and dividends.
RBC Capital Markets Corporation (“RBC”) served as the sole placement agent for the transaction. Net proceeds to the Company will be approximately $37,400,000, after fees and related expenses, but before any pay down on the Company’s second amended and restated revolving credit facility with JPMorgan Chase dated April 2, 2008 (the “Amended Credit Facility”).
The Company intends to the use the proceeds of the Private Placement to repay indebtedness under the Company’s Amended Credit Facility, for capital expenditures and other general corporate purposes.
The Debentures are convertible into a maximum of 8,411,937 shares of Common Stock, assuming the payment of the maximum Interest Make Whole amount in shares. Excluding the Interest Make Whole amount, the Debentures are convertible into 6,153,847 shares of Common Stock.
The Debentures and shares of Common Stock underlying the Debentures were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Securities Act, and Rule 506 promulgated there under, based on the limited number of purchasers, their sophistication in financial matters and their access to information concerning the Company.
A copy of the Press Release announcing the Private Placement is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 10, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: June 10, 2008	TETON ENERGY CORPORATION
	By:	/s/ Karl F. Arleth
Karl F. Arleth
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 10, 2008